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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                     FORM 8-K

                                  CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of
                         The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 09, 2003



                            KEMET Corporation
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(Exact name of registrant as specified in its charter)




     Delaware                      0-20289                  57-0923789
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(State or other             (Commission File Number)       (IRS Employer
  jurisdiction)                                         Identification No.)


2835 KEMET Way,  Simpsonville, SC                          29681
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(Address of principal executive offices)                 (Zip Code)



Registrants telephone number, including area code:  (864) 963-6300









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KEMET Announces Enhanced Strategic Plan

Greenville, South Carolina (July 2, 2003) ? KEMET Corporation (NYSE:KEM) announced today a strategic plan to enhance the company's position as a global leader in passive electronic technologies. Dr. Jeffrey Graves, President and Chief Executive Officer, said, "The last several years have seen profound changes in the competitive landscape of the electronics industry. We have listened closely to our customers describe their future directions, and we are aligning KEMET's future plans closely with them. Building on our foundation of success in being the preferred supplier to the world's most successful electronics manufacturers and distributors, KEMET is adapting our organization to continue to succeed in the new global environment."

KEMET's strategy has three foundations:
?	Enhancing our position as the market leader in quality, delivery, and service through outstanding execution,
?	Having a global mindset, with an increased emphasis on growing our presence in Asia, and
?	Accelerating the pace of innovations to broaden our product portfolio.

To execute this strategic plan, KEMET is reorganizing its operations around the world. Over the next two years, several KEMET facilities will be relocated based on access to key customers, access to key technical resources and knowledge, and availability of low cost resources. The company currently has only a preliminary estimate of the cost and savings of this reorganization, and additional information will be announced as it becomes available. KEMET estimates it will incur special charges of approximately $35 million over the period of the reorganization related to movement of manufacturing operations. This will yield an approximate one year payback based on FY'04 volumes, and a $50-60 million savings with volume recovery by FY'06, when the reorganization
is complete.   In addition, there will be a special "impairment" charge of approximately $15 million reflecting the change in status of the facilities that will be vacated through this move.

KEMET in the United States

KEMET's Corporate Headquarters will remain in Greenville, South Carolina, though individual functions will evolve to support our global activities in Asia, Europe, and North America, either from Greenville or through locations in appropriate parts of the world.

Commodity manufacturing currently in the United States will be relocated to our lower cost manufacturing facilities in Mexico and China. Approximately 650 production-related jobs in the United States will be impacted by this relocation over the next two years. Production that remains in the U.S. will focus primarily on early stage manufacturing of new products and other specialty products for which customers are predominantly located in North America.



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To accelerate the pace of innovations, the KEMET Innovation Center is being created. The primary objectives of the Innovation Center are to ensure the flow of new products and robust manufacturing processes that will keep us at the forefront of our customers' product designs, while enabling these products to be transferred rapidly to the most appropriate KEMET manufacturing location in the world for low-cost, high-volume production. The main campus of the KEMET Innovation Center will be located in the Greenville, South Carolina, area.

KEMET in Mexico

KEMET believes our Mexican operations are among the finest and most cost efficient in the world, and they will continue to be our primary production facilities supporting North American and European customers. One of the strengths of KEMET Mexico is that it is truly a Mexican operation, including Mexican management and workers. These facilities will be responsible for maintaining KEMET's traditional excellence in quality, service, and delivery, while driving costs down. Our facilities in Victoria and Matamoros will remain focused primarily on tantalum and polymer capacitors, and our facilities in Monterrey will continue to support our ceramic capacitor lines.


KEMET in China

In recent years, low production costs and proximity to large, growing markets have caused many of KEMET's key customers to relocate production facilities to Asia, in particular China. KEMET has a well established sales and logistics network in Asia to support our customers' Asian operations. Our initial China production facilities in Suzhou near Shanghai will be operational by the last quarter of calendar 2003. Manufacturing operations in China will grow rapidly, and within two to three years KEMET anticipates that production capacity in China may be equivalent to Mexico, with most of the equipment to support these operations being transferred from existing capacity in the United States or Mexico. Like KEMET Mexico, the vision for KEMET China is to be a Chinese operation, with Chinese management and workers, to help achieve KEMET's objective of being a truly global company. These facilities will be responsible for maintaining KEMET's traditional excellence in quality, service, and delivery, while accelerating our cost reduction efforts and supporting our efforts to grow our customer base in Asia.












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KEMET in Europe

KEMET will maintain and enhance its strong European sales and customer service infrastructure, allowing KEMET to continue to meet the local preferences of European customers who remain an important focus for KEMET going forward.

Global Sales and Logistics

In recent years, it has become more complex to do business in the electronics industry. Market leading electronics manufacturers have spread their facilities more globally. The growth of the electronics manufacturing services industry has resulted in a more challenging supply chain. New Asian electronics manufacturers are rapidly emerging. The most successful business models in the electronics industry are based on tightly integrated supply chain logistics to drive down costs. KEMET's direct salaried sales force worldwide and a well developed global logistics infrastructure distinguishes it in the marketplace, and will remain a hallmark of KEMET in meeting the needs of its global customers.

Additional Announcements

KEMET will hold a press conference at its Simpsonville, South Carolina headquarters at 3:00 pm ET on Wednesday, July 2, 2003, to discuss the impact of this announcement on KEMET's operations in the Greenville, South Carolina area.

KEMET will release earnings for the June 2003 quarter after 4:00 pm ET on Monday, July 21, 2003. The company will hold a conference call at 8:30 am ET Tuesday, July 22, 2003, to discuss the earnings release. Details for accessing the call will be announced separately.

KEMET will hold its annual shareholders' meeting on Wednesday, July 23, beginning at 1:00 pm ET in Greenville, South Carolina. The main campus of the KEMET Innovation Center will be named and additional details of its operation will be discussed at that time.

KEMET will hold a meeting with analyst and interested shareholders on Thursday, August 7 beginning at 12:00 noon ET through dinner in Greenville, South Carolina to discuss these announcements in greater detail and to introduce new members of the KEMET senior management team.

Contact John Warner at JohnWarner@KEMET.com or 864-963-6640 to discuss the content of these meetings, or Dottie Sutton at DottieSutton@KEMET.com or 864-963-6656 to RSVP and to discuss the logistics of attending these meetings.








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About KEMET

KEMET Corporation is a global leader in passive electronic technologies, by being the preferred supplier to the world's most successful electronic manufacturers and distributors through providing comprehensive solutions in an easy-to-buy-from environment encompassing technology, quality, delivery, and service at competitive prices. KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM.





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                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.

                                   KEMET Corporation


Dated:  July 9, 2003               /S/ D. Ray Cash

                                   ------------------------------
                                   D. Ray Cash
                    Senior Vice President, Chief Financial
                                   Officer and Assistant Secretary
                                   (Principal Accounting and Financial
                                   Officer)